UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2013

Freescale Semiconductor, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Freescale Semiconductor, Inc. ("Freescale"), a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd., has priced the previously announced private offering of its senior secured notes. The offering consists of $960 million aggregate principal amount of its 6.000% senior secured notes due 2022 (the "Notes"). The sale of the Notes is expected to close on November 1, 2013, subject to certain closing conditions. Freescale intends to use all of the net proceeds of the offering to redeem $884 million principal amount of its outstanding 9¼% Senior Secured Notes due 2018 (the "9¼% Notes"), which represents all outstanding 9¼% Notes, in accordance with the indenture governing the 9¼% Notes and to pay the related redemption premium and fees. Freescale will pay for a portion of its expenses with cash on hand. The purposes of the offering and application of the proceeds are to extend a portion of Freescale's debt maturities from 2018 to 2022 and to reduce interest expense.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the closing of the senior secured notes offering, the anticipated issuance of the senior secured notes by Freescale, the redemption of certain senior secured notes and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include market conditions, customary closing conditions and such other risk factors as may be discussed in Freescale Semiconductor, Ltd.'s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Ltd.

October 28, 2013	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary